UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2007

SILICON STORAGE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

California	000-26944	77-0225590
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1171 Sonora Court Sunnyvale, California		94086
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 735-9110

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 18, 2007 James R. Boyd was appointed Chief Financial Officer, effective June 20, 2007. Mr. Boyd will replace William Kinzie, who has served as acting Chief Financial Officer since February 12, 2007.

Boyd, age 54, joins SST with more than thirty years of finance experience, including most recently, nine years as a public company CFO.  Before joining SST, Boyd spent seven years as chief financial officer for ESS Technology, a manufacturer of DVD and image sensor chips, where he was responsible for all financial and legal functions.   Prior to that, Boyd was chief financial officer for Gatefield Corp., a manufacturer of non-volatile reprogrammable FPGAs.  He has also held finance positions at companies ranging in size from Fortune 100 firms to start-ups.  Boyd holds a bachelor of science degree and master’s degree in business from the University of Wisconsin and a law degree from Golden Gate University School of Law.

A press release dated June 18, 2007, entitled "SST Appoints James R. Boyd as Chief Financial Officer" is attached as Exhibit 99.1 and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

Exhibit 99.1    Press Release, dated June 18, 2007, entitled “SST Appoints James R. Boyd as Chief Financial Officer.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated  June 18, 2007

SILICON STORAGE TECHNOLOGY, INC.

By:	/s/ WILLIAM KINZIE
William Kinzie
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated June 18, 2007, entitled “SST Appoints James R. Boyd as Chief Financial Officer.”